Exhibit 99.1

Cascadian Therapeutics Reports First Quarter 2017 Financial Results

Conference Call Scheduled for Today at 8:30 a.m. ET

SEATTLE, May 9, 2017 – Cascadian Therapeutics, Inc. (NASDAQ:CASC), a clinical-stage biopharmaceutical company, today reported financial results for the first quarter ended March 31, 2017.

“In the first quarter, we continued to build a solid management team and the financial foundation that will help us execute our core objectives over the next several years,” said Scott Myers, President and CEO of Cascadian Therapeutics. “We are focused on enrolling HER2CLIMB, our pivotal study of tucatinib in combination for late-stage HER2-positive metastatic breast cancer for patients with and without brain metastases. We are very pleased with the current pace of enrollment and are expanding HER2CLIMB globally.”

First Quarter and Recent Highlights

•	In April 2017, the Company announced data highlights from presentations of preclinical data for the Company’s investigational orally bioavailable, potent and selective checkpoint kinase 1 (Chk1) inhibitor known as CASC-578 and data from the first public presentation on the Company’s preclinical antibody program targeting the immune checkpoint receptor TIGIT. These data were presented at the American Association for Cancer Research (AACR) Annual Meeting 2017.

•	In March 2017, the Company announced the appointment of Robert W. Azelby to the Company’s Board of Directors. Mr. Azelby is a biotechnology and pharmaceutical industry veteran. The Company also announced that Richard L. Jackson, Ph.D., retired from the Board.

•	In January 2017, the Company closed an $88 million net public offering of common and Series E preferred stock. The net proceeds, along with cash on hand, support the development of tucatinib, the registrational HER2CLIMB trial through top-line data, with funds to carry on operations for a period of time thereafter. On May 8, 2017, in connection with the registration rights agreement entered into for the Series E preferred stock issued in this financing, the Company filed a required resale S-3 registration statement to allow the holder of these preferred shares to sell shares of common stock issuable upon conversion of the preferred shares. The S-3 relates to these shares and does not provide for any future issuance of new common shares for financings.

First Quarter Financial Results

•	Cash, cash equivalents and investments totaled $136.1 million as of March 31, 2017, compared to $62.8 million at December 31, 2016, an increase of $73.3 million, or 116.7 percent. The increase was primarily due to the result of net proceeds of $88.0 million from the Company’s January 2017 financing offset by cash used to fund operations of $14.6 million.

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Net loss attributable to common stockholders for the first three months ended March 31, 2017 was $12.4 million, or $0.30 per share, compared to a net loss attributable to common stockholders of $12.9 million, or $0.81 per share, for the same period in 2016. The $0.5 million decrease in net loss attributable to common stockholders for the quarter was primarily due to a decrease in general and administrative expense of $3.7 million related to the retirement and separation of the former chief executive officer in the first quarter of 2016. This decrease was offset by higher research and development expenses of $2.3 million due to greater activity related to the development of the Company’s product candidate and a non-cash deemed dividend of $1.0 million related to the beneficial conversion feature on the Series E convertible preferred stock.

2017 Financial Outlook

Cascadian Therapeutics expects operating expenses in 2017 to be slightly higher than in 2016, primarily due to an increase in activities related to the ongoing worldwide HER2CLIMB pivotal trial. Cash used in operations for 2017 is expected to be approximately $50.0 million to $54.0 million.

Cascadian Therapeutics believes the above financial guidance to be correct as of the date provided and is providing the guidance as a convenience to investors and assumes no obligation to update it.

Conference Call Information

Cascadian Therapeutics management will host a conference call and live audio webcast to review its first quarter financial results and provide an update on business activities today at 5:30 a.m. PT / 8:30 a.m. ET. Participants can access the call at +1 (877) 280-7291 (domestic) or +1 (707) 287-9361 (international). To access the live audio webcast or the subsequent archived recording, visit the Events & Presentations page of the News & Events section of the Cascadian Therapeutics’ website at www.cascadianrx.com.

About Cascadian Therapeutics

Cascadian Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative product candidates for the treatment of cancer. Its lead product candidate, tucatinib, is an investigational oral, selective small molecule HER2 inhibitor. Cascadian Therapeutics is conducting a randomized, double-blind controlled pivotal clinical trial called HER2CLIMB, which is comparing tucatinib vs. placebo, each in combination with capecitabine and trastuzumab, in patients with locally advanced or metastatic HER2-positive breast cancer with and without brain metastases, who have previously been treated with a taxane, trastuzumab, pertuzumab and T-DM1. Additional details on HER2CLIMB can be found at www.HER2CLIMB.com or www.clinicaltrials.gov. For more information, please visit www.cascadianrx.com.

Forward-Looking Statements

In order to provide Cascadian Therapeutics’ investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Cascadian Therapeutics’ expectations regarding clinical development activities, timing of additional data, potential benefits of its product candidates, and its use and adequacy of cash reserves and future financial results.

Forward-looking statements involve risks and uncertainties related to Cascadian Therapeutics’ business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Cascadian Therapeutics’ actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates, the receipt of regulatory approvals, and its ability to adequately obtain and protect its intellectual property rights. Although Cascadian Therapeutics believes that the forward-looking statements contained herein are reasonable as of the date hereof, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Cascadian Therapeutics’ risks and uncertainties, you should review the documents filed by Cascadian Therapeutics with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Cascadian Therapeutics does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except to the extent required by law.

Additional Information

Additional information relating to Cascadian Therapeutics can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Source: Cascadian Therapeutics, Inc.

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Investor and Media Contact:

Monique Greer

Cascadian Therapeutics

206-801-2107

mgreer@cascadianrx.com

CASCADIAN THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2017	2016
Expenses
Research and development	$8,587	$6,337
General and administrative	2,975	6,633

Total operating expenses	11,562	12,970

Loss from operations	(11,562)	(12,970)

Other income (expense)
Investment and other income (expense), net	160	83

Total other income (expense), net	160	83

Net loss	$(11,402)	$(12,887)

Deemed dividend related to beneficial conversion feature on convertible preferred stock	(982)	—

Net loss attributable to common stockholders	$(12,384)	$(12,887)

Net loss per share – basic and diluted	$(0.30)	$(0.81)
Shares used to compute basic and diluted net loss per share	41,523,856	15,826,985

CASCADIAN THERAPEUTICS, INC.

Consolidated Balance Sheet Data

(In thousands except share amounts)

(Unaudited)

	As of
	March 31, 2017	December 31, 2016
Cash, cash equivalents and investments	$136,133	$62,805
Total assets	$157,172	$83,265
Long term liabilities	$102	$135
Stockholders’ equity	$151,689	$74,357
Common shares outstanding	49,235,617	22,562,640